Exhibit 99.2

SELECT BANCORP, INC.

AMENDED AND RESTATED 2005 INCENTIVE STOCK OPTION PLAN

Select Bancorp, Inc., a North Carolina corporation (hereinafter referred to as the “Company”), does herein set forth the terms of the Select Bancorp, Inc. Amended and Restated 2005 Incentive Stock Option Plan (hereinafter referred to as this “Plan”) which was approved by the Board of Directors and shareholders of Select Bank & Trust Company (the “Bank”) and subsequently adopted by the Board of Directors of the Company (hereinafter referred to as the “Board”).

1.          Purpose of the Plan.  The purpose of this Plan is to provide for the grant of Incentive Stock Options (hereinafter referred to as “Option” or “Options”) qualifying for the tax treatment afforded by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to eligible officers and employees of the Company or any of its subsidiaries (hereinafter referred to as “Optionees”) who wish to invest in the Company’s common stock (hereinafter referred to as “Common Stock”). The Company believes that participation in the ownership of the Company by Optionees will be to the mutual benefit of the Company and Optionees. The existence of this Plan will enhance the Company’s ability to attract capable individuals to employment in key employee positions.

2.          Administration of the Plan.

(a)          This Plan shall be administered by the Option Committee of the Board (hereinafter referred to as the “Committee”). The Committee shall consist of at least three (3) members of the Board all of whom shall qualify as non-employee directors as provided in Section 16(b) and the rules and regulations thereunder of the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board, which may remove members from, add members to, or fill vacancies in the Committee. Unless otherwise designated by the Board, the Compensation Committee of the Company shall serve as the Option Committee for purposes of this Plan.

(b)          The Committee shall decide to whom Options shall be granted under this Plan, the number of shares as to which Options shall be granted subject to the limitations set forth in Paragraph 11 of this Plan, the Option Price (as hereinafter defined) for such shares and such additional terms and conditions for such Options as the Committee deems appropriate.

(c)          A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved unanimously in writing by the Committee, shall be considered as valid actions by the Committee.

(d)          The Board may designate any officers or employees of the Company to assist in the administration of this Plan. The Board may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the Board may deem fit.

3.          Shares of Common Stock Subject to the Plan.  The maximum number of shares of Common Stock that shall be available initially for Options under this Plan is Four Hundred Five Thousand Six Hundred Thirty-Four (405,634) shares, subject to adjustment as provided in Paragraph 15 hereof. Shares subject to Options which expire or terminate prior to the issuance of the shares of Common Stock shall again be available for future grants of Options under this Plan.

4.          Eligibility.  Options under this Plan may be granted to any Optionee as determined by the Committee. An individual may hold more than one Option under this or other plans adopted by the Company.

5.          Grant of Options.

(a)          The Committee shall authorize that Options for shares of Common Stock shall be granted to certain Optionees of the Company which Options shall be granted based upon the past service and the continued participation of those individuals in the operations of the Company. The allocation of said Options shall be as determined by a majority vote of the Committee at one or more meetings called for such purpose.

(b)          Upon the forfeiture of an Option for whatever reason prior to the expiration of the Option Period (as defined in Paragraph 10 hereof) the shares of Common Stock covered by a forfeited Option shall be available for the granting of additional Options to Optionees during the remaining term of this Plan upon such terms and conditions as may be determined by the Committee. The number of additional Options to be granted to specific Optionees during the term of this Plan shall be determined by the Committee as provided in Subparagraph 2(b) hereof.

6.          Vesting of Options.

(a)          Subject to the other terms and conditions contained in this Plan, Options granted shall vest and may be exercised by the Optionee at such times or intervals and on such other terms and conditions (if any) as are determined by the Committee and specified in the Option Agreement evidencing the Option (as hereinafter defined); provided, however, that Options granted under this Plan shall vest and the right of an Optionee to exercise an Option shall be nonforfeitable no sooner than is set forth in the following schedule:

Date When Such Options Become Vested	Percentage of Such Options Vested

Date of grant	0%
First Anniversary of the date of grant	33 1/3%
Second Anniversary of the date of grant	33 1/3%
Third Anniversary of the date of grant	33 1/3%

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(b)          In determining the number of shares of Common Stock under each Option vested under the above vesting schedule, an Optionee shall not be entitled to exercise an Option to purchase a fractional number of shares of the Common Stock. If the product resulting from multiplying the vested percentage times the Option results in a fractional number of shares of Common Stock, then an Optionee’s vested right shall be to the whole number of shares of Common Stock disregarding any fractional shares of Common Stock.

(c)          In the event that the employment of an Optionee with the Company or any of its subsidiaries terminates for any reason, other than the Optionee’s disability, death, retirement, or following a “change in control” of the Company, subject to Paragraph 13, the Optionee’s Options under this Plan shall be forfeited and shall be available again for grant to Optionees as may be determined by the Committee. Such forfeiture shall apply whether or not any such Options have been vested.

(d)          In the event that the employment of an Optionee with the Company or any of its subsidiaries should terminate because of such Optionee’s disability, death, or retirement, or following a “change in control” of the Company prior to the date when all Options allocated to the Optionee would be 100% vested in accordance with the applicable schedule as permitted under Subparagraph 6(a) above, then, notwithstanding the foregoing schedule in Subparagraph 6(a) above, all Options allocated to such Optionee shall immediately become fully vested and nonforfeitable, provided, however, that during the three (3) years following the date of this Plan, Options shall accelerate as provided in this Paragraph 6(d) only upon death or disability of the Optionee. For purposes of this Plan, the term “disability” shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Code. When used in this Plan, the phrase “change in control” means a change in control as defined in Section 409A of the Code and rules, regulations and guidance of general application thereunder issued by the Department of Treasury, including:

(i)          Change in ownership: a change in ownership of the Company occurs on the date any one person or group accumulates ownership of the Company’s stock constituting more than 50% of the total fair market value or total voting power of the Company’s stock,

(ii)         Change in effective control: a change in effective control occurs if (x) any one person or more than one person acting as a group acquires within a 12-month period ownership of stock of the Company possessing 35% or more of the total voting power of the Company’s stock, or (y) a majority of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Company’s board of directors, or

(iii)        Change in ownership of a substantial portion of assets: a change in the ownership of a substantial portion of the Company’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires assets from the Company having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of the Company immediately before the acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the Company’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

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7.          Option Price.

(a)          The price per share of each Option granted under this Plan (hereinafter called the “Option Price”) shall be determined by the Committee as of the date of grant of such Option, but in no event shall the Option Price be less than 100% of the fair market value of Common Stock on the date of grant. If an Optionee at the time that an Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company, then the Option Price per share of each Option granted under this Plan shall be no less than 110% of the fair market value of Common Stock on the date of grant and such Option shall not be exercisable more than five (5) years from the date of grant. An Option shall be considered as granted on the date that the Committee acts to grant such Option.

(b)          The fair market value of a share of Common Stock shall be determined as follows: (i) if on the date as of which such determination is being made, Common Stock being valued is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of Common Stock shall be deemed to be equal to the closing sale price as reported on the date as of which such determination is made; provided, however, that, if a closing sale price is not reported for such date, then the fair market value shall be equal to the closing sale price on the most recent trading day for which a closing sale price is available, or (ii) if on the date as of which such determination is made, no such closing sale prices are reported, but quotations for Common Stock are regularly listed on the National Association of Securities Dealers Automated Quotation System or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the arithmetic mean of the bid and asked prices for such Common Stock quoted on such system as reported for the date as of which such determination is made, but if bid and asked prices are not available for such date, then the fair market value shall be equal to the arithmetic mean of the bid and asked prices on the most recent trading day for which such prices are available, or (iii) if no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Committee, for the most recent trading date practicable. In the event that none of the foregoing methods can be applied to establish the fair market value of the Common Stock, the Board shall adopt a reasonable valuation method, which valuation method shall be documented in writing and shall apply such valuation method in a reasonable manner to fix the fair market value of the Common Stock for the purposes of this Plan.

8.          Payment of Option Price.  Payment for shares subject to an Option may only be made in cash.

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9.          Terms and Conditions of Grant of Options.  Each Option granted pursuant to this Plan shall be evidenced by a written Incentive Stock Option Agreement (hereinafter referred to as “Option Agreement”) with each Optionee to whom an Option is granted; such agreement shall be substantially in the form attached hereto as “Exhibit A,” unless the Committee shall adopt a different form and, in each case, may contain such other, different, or additional terms and conditions as the Committee may determine. The Option shall terminate as provided in Paragraph 13 hereof. In addition to any further conditions provided herein and in the Option Agreement, the right of an Optionee to exercise the Option to purchase the Option Shares, either in whole or in part, shall be conditioned upon the completion by the Optionee of one (1) full year of service in the employment of the Company and/or the Bank following the date of grant of the Option.

10.         Option Period.  Each Option Agreement shall set forth a period during which such Option may be exercised (hereinafter referred to as the “Option Period”); provided, however, that the Option Period shall not exceed ten (10) years after the date of grant of such Option as specified in an Option Agreement.

11.         Limitation on Grant of Incentive Stock Options. No one Optionee shall be granted more than 40% of the shares reserved for issuance under this Plan pursuant to the provisions of Paragraph 3 hereof. Moreover, notwithstanding any other provision of this Plan, if any person shall be granted an Option under this Plan which would cause such person’s “annual vesting amount” to exceed $100,000.00, then such Options as shall be found to exceed $100,000.00 in “annual vesting amount” shall be treated as Options which are not incentive stock options pursuant to Section 422(d) of the Code. With respect to any calendar year, a person’s “annual vesting amount” is the aggregate fair market value of stock subject to incentive stock options with respect to which such options are first exercisable during such calendar year. For purposes of the foregoing, the aggregate fair market value of stock with respect to which incentive stock options are first exercisable during any calendar year shall be determined by taking into account all such options granted to such person under all incentive stock option plans of the Company or of any of its subsidiaries.

12.         Exercise of Incentive Stock Options.  An Option shall be exercised by written notice to the Committee signed by an Optionee or by such other person as may be entitled to exercise such Option. In the exercise of an Option, the aggregate Option Price for the shares being purchased may only be paid in cash and must be accompanied by a notice of exercise. The written notice shall state the number of shares with respect to which an Option is being exercised and shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days from the date of such notice) by which the payment of the aggregate Option Price will be made. An Optionee shall not exercise an Option to purchase less than 100 shares, unless the Committee otherwise approves or unless the partial exercise is for the remaining shares available under such Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of an Option shall be issued in the regular course of business subsequent to the exercise of such Option and the payment therefor. During the Option Period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of such Option, until certificates representing such shares shall have been issued and delivered and the individual’s name entered as a shareholder of record on the books of the Company for such shares.

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13.       Effect of Termination of Employment, Retirement, Disability or Death.

(a)          In the event of the termination of employment of an Optionee by reason of being discharged for cause, any Option or Options granted to the Optionee under this Plan, to the extent not previously exercised or expired, and regardless of any vesting pursuant to Paragraph 6 hereof, shall immediately terminate. The phrase “discharged for cause” shall include termination at the sole discretion of the Board for reasons including but not limited to such Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order, or material breach of any provision of any employment agreement that such Optionee may have with the Company or any of its subsidiaries.

(b)          In the event of the Optionee’s termination of employment for any reason other than for “cause,” retirement, death, disability or following a “change in control” of the Company (as defined in Paragraph 6(d) hereof), such Optionee shall have the right to exercise all vested Options granted to such Optionee, to the extent that such Options have not previously been exercised or expired, for a period of three (3) months after the date the Optionee gives notice that the Optionee terminates his or her employment with the Company or any of its subsidiaries, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 10 hereof.

(c)          In the event of the termination of employment of an Optionee as a result of such Optionee’s retirement, all Options granted such Optionee shall vest and such Optionee shall have the right to exercise any Option granted under this Plan, to the extent that it has not previously been exercised or expired, for a period of three (3) months after the date of retirement, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 10 hereof. For purposes of this Plan, the term “retirement” shall mean, subject to Board approval in each instance, (i) termination of an Optionee’s employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Company or any of its subsidiaries or (ii) termination of an Optionee’s employment after attaining age 65.

(d)          In the event of the termination of employment of an Optionee by reason of such Optionee’s disability, all Options granted such Optionee shall vest and such Optionee shall have the right to exercise an Option granted under this Plan, to the extent that it has not previously been exercised or expired, at any time within twelve (12) months after the last date on which such Optionee provides services as an officer or an employee of the Company before being disabled, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 10 hereof. For purposes of this Plan, the term “disability” shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

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(e)          Notwithstanding anything else herein contained, in the event that an Optionee should die (i) while employed by the Company or any of its subsidiaries, (ii) within three (3) months after retirement, (iii) within three (3) months after Optionee’s termination following a change in control, or (iv) within twelve (12) months after Optionee’s termination by reason of Optionee’s disability, any Option or Options granted to the Optionee under this Plan and not previously exercised or expired shall vest and shall be exercisable, according to their respective terms, by the personal representative of such Optionee or by any person or persons who acquired such Options by bequest or inheritance from such Optionee, notwithstanding any limitations placed on the exercise of such Options by this Plan or an Option Agreement, immediately in full and at any time within twelve (12) months after the date of death of such Optionee, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 10 hereof. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option under the terms of this Plan after the death of such Optionee under the terms of this Plan.

(f)          In the event of the termination of employment of an Optionee following a “change in control” of the Company (as defined in Paragraph 6(d)), all Options granted such Optionee shall vest and such Optionee shall have the right to exercise any Option or Options granted to the Optionee under this Plan, to the extent they have not previously been exercised or expired, for a period of three (3) months after the date of termination, but in no event may any Option be exercised later than the end of the Option period provided in such Option Agreement in accordance with Paragraph 10 hereof.

14.       Effect of Plan on Employment Status.  The fact that the Committee has granted an Option to an Optionee under this Plan shall not confer on such Optionee any right to employment with the Company or any of its subsidiaries or to a position as an officer or an employee of the Company or any of its subsidiaries, nor shall it limit the right of the Company or any of its subsidiaries to remove such Optionee from any position held by the Optionee or to terminate the Optionee’s employment at any time.

15.       Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.

(a)          In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of an Optionee’s rights under this Plan, equitable proportionate adjustments shall be made by the Committee in (i) the number and kind of shares which remain available under this Plan and (ii) the number, kind, and the Option Price of shares subject to unexercised Options under this Plan. The adjustments to be made shall be determined by the Committee and shall be consistent with such change or changes in the Company’s total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of Options granted under this Plan.

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(b)          The grant of Options under this Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, or any merger or consolidation of the Company, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business.

(c)          Except upon a “change in control” as defined in Paragraph 6(d) hereof, upon the effective date of the dissolution or liquidation of the Company, this Plan and any Options granted hereunder, shall terminate.

16.         Non-Transferability.  Any Option granted under this Plan shall not be assignable or transferable except, in the case of the death of an Optionee, by will or by the laws of descent and distribution. In the event of the death of an Optionee, the personal representative, the executor or the administrator of such Optionee’s estate, or the person or persons who acquired by bequest or inheritance the rights to exercise such Option, may exercise any Option or portion thereof to the extent not previously exercised by an Optionee or expired, in accordance with its terms and Subparagraph 13(e) hereof.

17.         Tax Withholding.  The employer of a person granted an Option under this Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise or the sale of stock acquired upon the exercise of an Option in order for the employer to obtain a tax deduction otherwise available as a consequence of such grant, exercise or sale, as the case may be.

18.         Listing and Registration of Option Shares.  Any Option granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

19.         Exculpation and Indemnification.  In connection with this Plan, no member of the Committee shall be personally liable for any act or omission to act in such person’s capacity as a member of the Committee, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person’s own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Company shall indemnify and hold harmless the members of the Committee, and each other officer or employee of the Company or of any subsidiary thereof to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board) and any costs or expenses (including counsel fees) incurred by such persons arising out of, or as a result of, any act or omission to act in connection with the performance of such person’s duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

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20.         Amendment and Modification of the Plan.  The Board may at any time and from time to time amend or modify this Plan (including the form of Option Agreement) in any respect consistent with applicable regulations; provided, however, that no amendment or modification shall be made that increases the total number of shares of Common Stock covered by this Plan or effects any change in the categories of persons who may receive Options under this Plan or materially increases the benefits accruing to Optionees under this Plan unless such change is approved by the shareholders. Any amendment or modification of this Plan shall not materially reduce the benefits under any Option theretofore granted to an Optionee under this Plan without the consent of such Optionee or the transferee thereof in the event of the death of such Optionee.

21.         Termination and Expiration of the Plan.  This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from the Effective Date of this Plan as provided in Paragraph 22 hereof.

22.         Effective Date; Shareholder Approval.  This Plan was originally approved by the Board of Directors and shareholders of the Bank and was subsequently adopted by the Board of Directors of Select Bancorp, Inc. in connection with the Bank’s reorganization into the holding company form of organization. The Effective Date of the Plan is May 19, 2005, which is the date the Plan was approved by the shareholders of the Bank.

23.         Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

24.         Expenses of Administration of Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company or one or more of its subsidiaries.

25.         Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

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26.         Inspection of Plan. A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Company and shall be shown to any proper person making inquiry about it.

27.         Section 409A of the Code. The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent.

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State of North Carolina	Exhibit A
County of Harnett

Incentive Stock Option Agreement

THIS INCENTIVE STOCK OPTION AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of this ___ day of __________, _____, between SELECT BANCORP, INC., a North Carolina corporation (hereinafter referred to as the “Company”), and _____________ a resident of __________ County, North Carolina (hereinafter referred to as the “Optionee”).

WHEREAS, the Board of Directors of the Company (hereinafter referred to as the “Board”) has adopted the Amended and Restated Select Bancorp, Inc. 2005 Incentive Stock Option Plan (hereinafter referred to as the “Plan”), which was originally approved by the Board of Directors of Select Bank & Trust Company (the “Bank”) and, on May 19, 2005 (the “Effective Date”), by the shareholders of the Bank; and

WHEREAS, the Plan provides that the Option Committee (hereinafter referred to as the “Committee”) of the Board will make available to certain officers and employees of the Company and its subsidiaries (the “Employer”) the right to purchase shares of the Company’s common stock (hereinafter referred to as “Common Stock”); and

WHEREAS, the Committee has determined that the Optionee should be granted an option to purchase shares of Common Stock under the Plan;

NOW, THEREFORE, the Company and the Optionee agree as follows:

1.          Date of Grant of Option.  The date of grant of the option granted under this Agreement is the ____ day of _____________, ______.

2.          Grant of Option.  Pursuant to the Plan, the Company grants to the Optionee the right (hereinafter referred to as the “Option”) to purchase from the Company all or any part of an aggregate of ___________________________ (______) shares of Common Stock (hereinafter referred to as the “Option Shares”) which shall be authorized but unissued shares.

3.          Vesting of Options.

(a)          Periodic Vesting. Subject to Subparagraphs 3(b) and 3(c) below, the Option shall vest and become exercisable in accordance with the following schedule:

Date When Such Options Become Vested	Percentage of Such Vested Options

Date of grant	0%
First Anniversary of the date of grant	33 1/3%
Second Anniversary of the date of grant	33 1/3%
Third Anniversary of the date of grant	33 1/3%

(b)          Fractional Option Shares. In determining the number of Option Shares vested under the above vesting schedule, an Optionee shall not be entitled to exercise an Option for a fractional number of Option Shares. If the product resulting from multiplying the vested percentage times the allocated Option results in a fractional number of Option Shares, then the Optionee’s vested right shall be to the whole number of Option Shares, disregarding any fractional number.

(c)          Accelerated Vesting. Notwithstanding Paragraph 3(a) above, all Options previously not vested and subject to forfeiture shall become 100% vested and the right of the Optionee to exercise such Options shall become nonforfeitable upon the death, disability or retirement of the Optionee, or upon a “change in control” of the Company provided, however, that accelerated vesting during the first three (3) years of the Plan may only be effected upon the event of death or disability of the Optionee. For purposes of this Agreement, the terms “disability,” “retirement” and “change in control” have the same meanings as they have in the Plan.

(d)          Termination of Employment for Cause. In the event any Optionee’s employment with the Company or any of its subsidiaries is terminated for “cause,” then the Optionee’s Options, to the extent unexercised, shall be forfeited and shall be available again for grant to other officers and employees as may be determined by the Committee. Such forfeiture shall apply whether or not any such options have vested.

4.          Option Price.  The price to be paid for the Option Shares shall be __________________ and ____/100 Dollars ($______________) per share (hereinafter referred to as the “Option Price”) which is the fair market value of the Option Shares as determined by the Committee as of the date of grant of this Option.

5.          When and Extent to which Options may be Exercised. Subject to any further restrictions in this Agreement, the right of the Optionee to exercise the Option to purchase the Option Shares, either in whole or in part, shall be conditioned upon the completion by the Optionee of one (1) full year of service in the employment of the Employer following the date of grant of the Option set forth in Paragraph 1 hereof. At such time as the Option shall become exercisable in accordance with this Agreement, the Optionee, in his discretion, may exercise all or any portion of the Option, subject to Paragraphs 3 and 7 hereof. The Option shall terminate as provided in paragraph 8 hereof.

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6.          Change in Control. When used herein, the phrase “change in control” has the same meaning as it has in the Plan.

7.          Method of Exercise.  The Option shall be exercised by written notice to the Committee signed by the Optionee or by such other person as may be entitled to exercise the Option. In the exercise of the Option, the aggregate Option Price for the shares being purchased may only be paid in cash and must be accompanied by a notice of exercise. The written notice shall state the number of shares with respect to which the Option is being exercised and, shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days from the date of such notice) by which the payment of the aggregate Option Price will be made. The Optionee shall not exercise the Option to purchase less than one hundred (100) shares, unless the Committee otherwise approves or unless the partial exercise is for the remaining shares available under the Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of the Option shall be issued in the regular course of business subsequent to the exercise of the Option and the payment therefor. During the Option Period, no person entitled to exercise the Option granted under this Agreement shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option, until certificates representing such shares shall have been issued and delivered and the individual’s name entered as a shareholder of record on the books of the Company for such shares.

8.          Termination of Option.  The Option shall terminate as follows:

(a)          Except as provided in Subparagraphs (b), (c), (d), (e), and (f) below, the Option granted under this Agreement, to the extent that it has not been exercised or expired, and regardless of any vesting pursuant to Paragraph 3 hereof, shall terminate on the earlier of (i) the date that the Optionee is discharged for cause, or (ii) the date which is ten (10) years from the date of grant of the Option set forth in Paragraph 1 hereof. Options which terminate within ten (10) years from the date of grant set forth in paragraph 1 shall be available again for grant to certain officers and employees as may be determined by the Committee. The phrase “discharged for cause” shall include termination at the sole discretion of the Board of Directors of the Employer of the Optionee for reasons including but not limited to the Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease and desist order, or material breach of any provision of any employment agreement that the Optionee may have with the Employer.

(b)          In the event of the Optionee’s termination of employment for any reason other than for “cause,” retirement, death, disability or following a “change in control” of the Company, such Optionee shall have the right to exercise all vested Options granted to such Optionee, to the extent that such Options have not previously been exercised or expired, for a period of three (3) months after the date the Optionee’s employment with the Company is effectively terminated, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 10 hereof.

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(c)          In the event the Optionee retires prior to the date which is ten (10) years after the date of grant of the Option, the Optionee shall have the right to exercise the Option, to the extent that it has not been exercised by the Optionee or expired, immediately in full and at any time within three (3) months after the date of retirement, but in no event may the Option be exercised later than ten (10) years after the date of grant of the Option set forth in paragraph 1 hereof. For purposes of this Agreement, the term “retirement” shall mean, subject to Board approval in each instance, (i) termination of the Optionee’s employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Employer or (ii) termination of an Optionee’s employment after attaining age 65.

(d)          In the event the Optionee becomes disabled prior to the date which is ten (10) years after the date of grant of the Option, the Optionee shall have the right to exercise the Option, to the extent that it has not been exercised by the Optionee or expired, notwithstanding any limitation placed on the exercise of the Option by the Plan or by this Agreement, immediately in full and at any time within twelve (12) months after the last date on which the Optionee provided services as an officer or an employee of the Employer before being disabled, but in no event may the Option be exercised later than ten (10) years after the date of grant of the Option set forth in Paragraph 1 hereof. For purposes of this Agreement, the term “disability” shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(e)          Notwithstanding anything else herein, in the event that an Optionee should die (i) while employed by the Company or any of its subsidiaries, (ii) within three (3) months after retirement, (iii) within three (3) months after Optionee’s termination following a change in control, or (iv) within twelve (12) months after Optionee’s termination by reason of Optionee’s disability, the Option, to the extent it has not been exercised by the Optionee or expired, shall be exercisable, according to its terms, by the personal representative, the executor or administrator of the Optionee’s estate, or any person or persons who acquired the Option by bequest or inheritance from the Optionee, notwithstanding any limitation placed on the exercise of the Option by the Plan or by this Agreement, immediately in full and at any time within twelve (12) months after the date of death of the Optionee, but in no event may the Option be exercised later than ten (10) years from the date of grant of the Option as set forth in Paragraph 1 hereof.

(f)          In the event the Optionee’s employment with the Employer is terminated following a “change in control” of the Company, the Optionee shall have the right to exercise the Option, to the extent that it has not been exercised by the Optionee or expired, immediately in full and at any time within three (3) months after the date of termination, but in no event may the Option be exercised later than ten (10) years after the date of grant of the Options set forth in Paragraph 1 hereof.

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9.          Effect of Agreement on Employment Status of Optionee. The fact that the Committee has granted the Option to the Optionee under this Agreement shall not confer on the Optionee any right to employment with the Employer or to a position as an officer or an employee of the Employer, nor shall it limit the right of the Employer to remove the Optionee from any position held by the Optionee or to terminate his or her employment at any time.

10.         Listing and Registration of Option Shares. The Company’s obligation to issue shares of Common Stock upon exercise of the Option is expressly conditioned upon (i) the completion by the Company of any registration or other qualification of such shares under any state or federal law or regulations or rulings of any government regulatory body or (ii) the making of such investment representations or other representations and agreements by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of the Option Shares which the Committee shall, in its sole discretion, deem necessary or advisable. Notwithstanding the foregoing, the Company shall be under no obligation to register or qualify the Option Shares under any state or federal law. The required representations and agreements referenced above may include representations and agreements that the Optionee, or any other person entitled to exercise the Option, (i) is purchasing such shares on his or her own behalf as an investment and not with a present intention of distribution or re-sale and (ii) agrees to have placed upon any certificates representing the Option Shares a legend setting forth any representations and agreements which have been given to the Committee or a reference thereto and stating that such shares may not be transferred except in accordance with all applicable state and federal securities laws and regulations, and further representing that, prior to making any sale or other disposition of the Option Shares, the Optionee, or any other person entitled to exercise the Option, will give the Company notice of the intention to sell or dispose of such shares not less than five (5) days prior to such sale or disposition.

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11.       Adjustment Upon Change in Capitalization; Dissolution or Liquidation.

(a)          In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of the Optionee’s rights under this Agreement, equitable proportionate adjustments shall be made by the Committee in the number, kind, and the Option Price of shares subject to the unexercised portion of the Option granted under this Agreement. The adjustments to be made shall be determined by the Committee and shall be consistent with such change or changes in the Company’s total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of the Option granted under this Agreement.

(b)          The grant of the Option under this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, or any merger or consolidation of the Company, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business.

(c)          Except upon a change in control as set forth in paragraph 6 hereof, upon the effective date of the dissolution or liquidation of the Company, the Option granted under this Agreement shall terminate.

12.       Nontransferability.  The Option granted under this Agreement shall not be assignable or transferable except, in the event of the death of the Optionee, by will or by the laws of descent and distribution. In the event of the death of the Optionee, the personal representative, the executor or the administrator of the Optionee’s estate, or the person or persons who acquired by bequest or inheritance the right to exercise the Option may exercise the unexercised Option or a portion thereof, in accordance with the terms of this Agreement, prior to the date which is ten (10) years after the date of grant of Option as set forth in Paragraph 1 hereof.

13.       Notices.  Any notice or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered personally or when deposited in the United States mail as Certified Mail, return receipt requested, properly addressed with postage prepaid, if to the Company at its principal office at 700 W Cumberland Street, Dunn, North Carolina 28334; and, if to the Optionee to his or her last address appearing on the books of the Employer. The Employer and the Optionee may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third (3rd) business day following the date mailed, as the case may be.

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14.         Construction Controlled by Plan.  This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith. The Optionee hereby acknowledges receipt of a copy of the Plan from the Company.

15.         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provisions or part thereof, shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

16.         Modification of Agreement; Waiver.  This Agreement may be modified, amended, suspended, or terminated, and any terms, representations or conditions may be waived, but only by written instrument signed by each of the parties hereto. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

17.         Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

18.         Governing Law; Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The parties hereto agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of the County of Harnett, State of North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.

19.         Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon and inure to the benefit of the Optionee, his heirs, legatees, personal representatives, executors, and administrators.

20.         Entire Agreement.  This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

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21.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its corporate name by its President, or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by authority of its Board of Directors first duly given, and the Optionee has hereunto set his or her hand and adopted as his or her seal the typewritten word “SEAL” appearing beside his or her name, all done this the day and year first above written.

SELECT BANCORP, INC.

By:

ATTEST:

____________, Corporate Secretary

[Corporate Seal]

OPTIONEE

By:	(SEAL)

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EXHIBIT A

NOTICE OF EXERCISE OF

INCENTIVE STOCK OPTION

To:	The Option Committee of the Board of Directors of

Select Bancorp, Inc.

The undersigned hereby elects to purchase ________ whole shares of Common Stock of Select Bancorp, Inc. (the “Company”) pursuant to the Incentive Stock Option granted to the undersigned in that certain Incentive Stock Option Agreement between the Company and the undersigned dated the _____________ day of _________, ______. The aggregate purchase price for such Shares is $____________, which amount is (i) being tendered herewith, (ii) will be tendered on or before _________________, (cross out provision which does not apply) in cash. The effective date of this election shall be ____________________, ___________________, or the date of receipt of this Notice by the Company if later.

Executed this __________ day of _________________, ______, at _____________________.

(Social Security Number)

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